AMENDMENT
TO THE AGREEMENT BETWEEN THE
HEALTH & HUMAN SERVICES COMMISSION
AND

FOR HEALTH SERVICES
TO THE
MEDICAID STAR PROGRAM

AMENDMENT
TO THE AGREEMENT BETWEEN THE
HEALTH & HUMAN SERVICES COMMISSION
AND

FOR HEALTH SERVICES
TO THE
MEDICAID STAR PROGRAM

			Page
ARTICLE 1.	PURPOSE		1
Section	1.01	AUTHORIZATION	1
Section	1.02	GENERAL EFFECTIVE DATE OF CHANGES	1

ARTICLE 2.	AMENDMENT TO THE OBLIGATIONS OF THE PARTIES		1
Section	2.01	GENERAL	1
Section	2.02	MODIFICATION OF SECTION 1.4, RENEWAL REVIEWS	1
Section	2.03	MODIFICATION OF ARTICLE 2, DEFINITIONS	1
Section	2.04	MODIFICATION OF SECTION 3.4, PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS	2
Section	2.05	MODIFICATION OF SECTION 3.5, RECORDS REQUIREMENT AND RECORDS RETENTION	3
Section	2.06	MODIFICATION OF SECTION 3.7, HMO TELEPHONE ACCESS REQUIREMENTS	3
Section	2.07	MODIFICATION OF SECTION 4.3, PERFORMANCE BOND	4
Section	2.08	MODIFICATION OF SECTION 4.6, AUDIT	4
Section	2.09	MODIFICATION OF SECTION 4.10, CLAIMS PROCESSING REQUIREMENTS	4
Section	2.10	MODIFICATION OF SECTION 5.4, SAFEGUARDING INFORMATION	5
Section	2.11	MODIFICATION OF SECTION 4.9, THIRD PARTY RECOVERY	5
Section	2.12	MODIFICATION OF SECTION 5.6, HISTORICALLY UNDERUTILIZED BUSINESSES (HUBS)	5
Section	2.13	MODIFICATION OF SECTION 5.10, NOTICE AND APPEAL	6
Section	2.14	MODIFICATION OF SECTION 6.3, SPAN OF ELIGIBILITY	6
Section	2.15	MODIFICATION OF SECTION 6.4, CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS	7
Section	2.16	MODIFICATION OF SECTION 6.5, EMERGENCY SERVICES	7
Section	2.17	MODIFICATION OF SECTION 6.6, BEHAVIORAL HEALTH CARE SERVICES—SPECIFIC REQUIREMENTS	8
Section	2.18	MODIFICATION TO SECTION 6.16, BLIND AND DISABLED MEMBERS	9
Section	2.19	MODIFICATION OF SECTION 7.2 PROVIDER CONTRACTS	9
Section	2.20	MODIFICATION OF SECTION 8.4, MEMBER ID CARDS	9
Section	2.21	MODIFICATION OF SECTION 10.1, MODEL MIS REQUIREMENTS	9
Section	2.22	MODIFICATION OF SECTION 10.4, PROVIDER SUBSYSTEM	9
Section	2.23	MODIFICATION OF SECTION 10.9, DATA INTERFACE SUBSYSTEM	9
Section	2.24	MODIFICATION OF SECTION 10.11, YEAR 2000 (Y2K) COMPLIANCE	10
Section	2.25	ADDITION OF SECTION 10.12, HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA) COMPLIANCE.	10
Section	2.26	MODIFICATION OF SECTION 12.1., FINANCIAL REPORTS	10
Section	2.27	MODIFICATION OF SECTION12.4, SUMMARY REPORT OF PROVIDER COMPLAINTS	12
Section	2.28	MODIFICATION OF SECTION 12.6, MEMBER COMPLAINTS	12
Section	2.29	MODIFICATION OF SECTION 12.13, EXPEDITED PRENATAL OUTREACH REPORT	12
Section	2.30	ADDITION OF SECTION 12.14, MEMBER HOTLINE PERFORMANCE REPORT	12
Section	2.31	ADDITION OF SECTION 12.15, SUBMISSION OF STAR DELIVERABLES/REPORTS	12
Section	2.32	MODIFICATIONS TO SECTION 13.1, CAPITATION AMOUNTS	13
Section	2.33	MODIFICATION OF SECTION 13.2, EXPERIENCE REBATE TO THE STATE	14
Section	2.34	SECTION 13.3, PERFORMANCE OBJECTIVES	15
Section	2.35	MODIFICATION OF SECTION 13.5, NEWBORN AND PREGNANT WOMEN PAYMENT PROVISIONS	15
Section	2.36	MODIFICATION OF SECTION 14.3, NEWBORN ENROLLMENT	16
Section	2.37	MODIFICATION OF SECTION 15.12, NOTICES	16
Section	2.38	MODIFICATION OF SECTION 18.1.6, TERMINATION BY HMO	16
Section	2.39	MODIFICATION OF SECTION 18.10, REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED	17
Section	2.40	MODIFICATION OF SECTION 19.1, CONTRACT TERM	17

i

			Page
Section	2.41	MODIFICATIONS TO CONTRACT APPENDICES	17
ARTICLE 3.	REPRESENTATIONS AND AGREEMENT OF THE PARTIES		17

ii

HHSC Contract No. 529-02-

STATE OF TEXAS
COUNTY OF TRAVIS

AMENDMENT
TO THE AGREEMENT BETWEEN THE
HEALTH & HUMAN SERVICES COMMISSION
AND

FOR HEALTH SERVICES
TO THE
MEDICAID STAR PROGRAM

THIS CONTRACT AMENDMENT (the “Amendment”) is entered into between the HEALTH & HUMAN SERVICES COMMISSION (“HHSC”), an administrative agency within the executive department of the State of Texas, and AMERIGROUP Texas, Inc. (“HMO”), a health maintenance organization organized under the laws of the State of Texas, possessing a certificate of authority issued by the Texas Department of Insurance to operate as a health maintenance organization, and having its principal office at 2730 N. Stemmons Freeway, Suite 608, Dallas, Texas 75207. HHSC and HMO may be referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

The Parties hereby agree to amend their Agreement as set forth in Article 2 of this Amendment.

ARTICLE 1.  PURPOSE.
SECTION 1.01  Authorization.

This Amendment is executed by the Parties in accordance with Section 15.2 of the Agreement.

SECTION 1.02  General effective date of changes.

This Amendment is effective September 1, 2002, and terminates on August 31, 2003, unless extended or terminated sooner in accordance with the Agreement.

ARTICLE 2.  AMENDMENT TO THE OBLIGATIONS OF THE PARTIES

SECTION 2.01  General

The Health Care Financing Administration (HCFA) has had a name change to the Centers for Medicare and Medicaid Services (CMS). All references to HCFA in the Agreement should be replaced with CMS.

SECTION 2.02  Modification of Section 1.4, Renewal Reviews

Section 1.4 is replaced with the following language:

“Renewal Review. At its sole discretion, HHSC may choose to conduct a renewal review of HMO’s performance and compliance with this contract as a condition for retention and renewal.”

SECTION 2.03  Modification of Article 2, Definitions

(a)  The following terms amend and modify the definitions set forth in Article 2:

“CMS means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration (HCFA), which is the federal agency responsible for administering Medicare and overseeing state administration of Medicaid.

Emergency Medical Condition means a medical condition manifesting itself by acute symptoms of recent onset and sufficient severity (including severe pain), such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical care could result in:

(a)  placing the patient’s health in serious jeopardy;

(b)  serious impairment to bodily functions;

(c)  serious dysfunction of any bodily organ or part;

(d)  serious disfigurement; or

(e)  in the case of a pregnant woman, serious jeopardy to the health of the fetus.

Fair Hearing means the process adopted and implemented by the Texas Health and Human Services Commission, 25 TAC Chapter 1, in compliance with federal regulations and state rules relating to Medicaid Fair Hearings.

HEDS means the HMO/EPO/Dental Services Division of the Texas Health and Human Services Commission.

HHSC means the Texas Health and Human Services Commission or its designees.

Third Party Liability (TPL) means the legal responsibility of another individual or entity to pay for all or part of the services provided to Members under this contract (see 1 TAC, Subchapter 354.2301 et seq., relating to Third Party Resources).

TP 40 means Type Program 40, which is a TDHS Medicaid program eligibility type assigned to pregnant women under 185% of the federal poverty level (FPL).

TP 45 means Type Program 45, which is a TDHS Medicaid program eligibility code assigned to newborns (under 12 months) who are born to mothers who are Medicaid eligible at the time of the child’s birth.

TexMedNet means Texas Medical Network, which is the State’s information system that processes claims and encounters. TexMedNet’s functions include, but are not limited to: eligibility verification, claims and encounters submissions, e-mail communications, and electronic funds transfers.”

(b)  The term “HHSCS” is deleted and replaced with “TDHS” as defined in Article 2 of the Contract.

(c)  The term “THHSC” is deleted and replaced with “HHSC” as defined above.

SECTION 2.04  Modification of Section 3.4, Plan Materials and Distribution of Plan Materials

Section 3.4.3 is replaced with the following language:

“3.4.3  All plan materials regarding the STAR Program, including Member education materials, must be submitted to HHSC for approval prior to distribution. HHSC has fifteen (15) working days to review the materials and recommend any suggestions or required changes. If HHSC has not responded to HMO by the fifteenth (15th) day, HMO may print and distribute these materials. HHSC reserves the right to request HMO to modify plan materials that are deemed approved and have been printed or distributed. These modifications can be made at the next printing unless substantial non-compliance exists. An exception to the fifteen (15) working day timeframe may be requested in writing by HMO for written provider materials that require a quick turn-around time (e.g., letters). These materials will generally be reviewed by HHSC within five (5) working days. HHSC reserves the right to require revisions to materials if inaccuracies are discovered or if changes are required by changes in policy or law. These changes can be made at the next printing unless substantial non-compliance exists, as determined by HHSC.

SECTION 2.05  Modification of Section 3.5, Records Requirement and Records Retention

Section 3.5.1 is replaced with the following language:

“3.5.1  HMO must keep all records required to be created and retained under this Agreement in accordance with the standards set forth herein. Records related to Members served in the HMO’s service area(s) must be made available in HMO’s local office when requested by HHSC.

Original records, except paper claims, must be kept in the form they were created in the regular course of business for a minimum of three (3) years following the expiration of the contract period, including any extensions. Paper claims may be digitally copied from the time of initial receipt, if the HMO: 1) receives HHSC prior written approval; 2) certifies that an unaltered copy of the original claim received can be produced upon request; 3) the retention system is reliable and supported by a retrieval system that allows reasonable accurate records. HHSC may require the HMO to retain the records for an additional period if an audit, litigation or administrative action involving the records exists.”

SECTION 2.06  Modification of Section 3.7, HMO Telephone Access Requirements

Section 3.7.1 is replaced with the following language:

3.7.1  For all HMO telephone access (including Behavioral Health telephone services), HMO must ensure adequately-staffed telephone lines. Telephone personnel must receive customer service telephone training. HMO must ensure that telephone staffing is adequate to fulfill the standards of promptness and quality listed below:

1.  80% of all telephone calls must be answered within an average of 30 seconds;

2.  The lost (abandonment) rate must not exceed 10%;

3.  HMO cannot impose maximum call duration limits but must allow calls to be of sufficient length to ensure adequate information is provided to the Member or Provider.

4.  Telephone services must meet cultural competency requirements (see Article 8.8) and provide “linguistic access” to all members as defined in Article II. This would include the provision of interpretive services required for effective communication for Members and providers.

SECTION 2.07  Modification of Section 4.3, Performance Bond

Section 4.3 is replaced with the following language:

“4.3  HMO has furnished HHSC with a performance bond in the form prescribed by HHSC and approved by TDI, naming HHSC as Obligee, securing HMO’s faithful performance of the terms and conditions of this Agreement. The performance bond must be issued in the amount of $100,000 for the Contract Period, plus an additional 12 months after the expiration of the Contract Period. If the Contract Period is renewed or extended pursuant to Article 15, the HMO must replace the performance bond with a separate bond covering performance during the renewal or extension period, plus an additional 12 months. The bond must be issued by a surety licensed by TDI, and specify cash payment as the sole remedy. HMO must deliver the bond to HHSC at the same time the signed HMO contract, renewal or extension is delivered to HHSC.”

SECTION 2.08  Modification of Section 4.6, Audit

Section 4.6.2 is replaced with the following language:

“4.6.2  HHSC or its designee will conduct an audit of HMO at least once every two years. HMO is responsible for paying the costs of an audit conducted under this Article. The costs of the audit paid by HMO are allowable costs under this Agreement.”

SECTION 2.09  Modification of Section 4.9, Third Party Recovery

Section 4.9.2 is replaced with the following language:

“4.9.2  Identification.  HMO must develop and implement systems and procedures to identify potential third parties who may be liable for payment of all or part of the costs for providing medical services to Members under this contract. Potential third parties must include any of the sources identified in 42 C.F.R. 433.138, relating to identifying third parties, except workers’ compensation, uninsured and underinsured motorist insurance, first and third party liability insurance and tortfeasors. HMO must coordinate with HHSC to obtain information from other state and federal agencies and HMO must cooperate with HHSC in obtaining information from commercial third party resources. HMO must require all providers to comply with the provisions of 1 TAC §354.2301, et seq., relating to Third Party Recovery in the Medicaid program.”

SECTION 2.10  Modification of Section 4.10, Claims Processing Requirements

Section 4.10.8 is replaced with the following language:

“4.10.8  HMO must comply with the standards adopted by the U.S. Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Public Law 104-191, regarding submitting and receiving claims information through electronic data interchange (EDI) that allows for automated processing and adjudication of claims within two or three years, as applicable, from the date the rules promulgated under HIPAA are adopted (see 45 CFR parts 160 through 164).

SECTION 2.11  Modification of Section 5.4, Safeguarding Information

Section 5.4.1 is replaced with the following language:

“5.4.1  The use and disclosure of all Member information, records, and data (Member Information) collected or provided to HMO by HHSC or another state agency is protected by state and federal law and regulations, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Public law 104-191, and 45 CFR parts 160 through 164. HMO agrees to ensure that any of its agents, including subcontractors, to whom HMO discloses Member Information agrees to the same restrictions and conditions that apply to HMO with respect to Member Information.

SECTION 2.12  Modification of Section 5.6, Historically Underutilized Businesses (HUBS)

Sections 5.6.1 through 5.6.3 are replaced with the following language:

“5.6.1  In accordance with Texas Government Code Chapter 2161 and 1 TAC §111.11 et seq. and §392.100 state agencies are required to make a good faith effort to assist Historically Underutilized Businesses (HUBs) in receiving contract awards issued by the State. The goal of this program is to promote full and equal business opportunity for all businesses in contracting with the state. It is HHSC’s intent that all contractors make a good faith effort to subcontract with HUBs during the performance of their contracts.

Important Note:  The Health and Human Services Commission has concluded that HUB subcontracting opportunities may exist in connection with this contract. See Appendix B to the Agreement for the following instructions and form: “Grant/Contract Applicants Client Services HUB Subcontracting Plan Instructions” (C-IGA), and Determination of Good Faith Effort for Grant Contracts (C-DGFE). If an approved HUB subcontracting plan is not already on file with HHSC, the HMO shall submit a completed C-DGFE Form along with the signed contract or renewal.

If HMO responds, ‘yes’ to question two on Form C-DGFE, HMO shall document good faith efforts to develop a HUB Subcontracting Plan by completing and documenting the steps on form C-DGFE. Additionally, quarterly reports on HUB subcontracting are required according to the schedule on Form C-QSR. Quarterly Report forms are included in Appendix B of this amendment.

If HMO decides after the award to subcontract any part of the contract, the HMO shall notify the contract manager prior to entering into any subcontract. The HMO shall comply with the good faith effort requirements relating to developing and submitting a subcontracting plan.

5.6.2  HMO is required to submit HUB quarterly reports to HHSC as required in Article 12.11.

5.6.3  HHSC will assist HMO in meeting the contracting and reporting requirements of this Article.”

SECTION 2.13  Modification of Section 5.10, Notice and Appeal

Section 5.10 is replaced with the following:

“5.10  HMO must comply with the notice requirements contained in 1 TAC §354.2211, and the maintaining benefits and services contained in 1 TAC §354.2213, whenever HMO intends to take an action affecting the Member benefits and services under this contract. Also see the Member appeal requirements contained in Article 8.6 of this Agreement.”

SECTION 2.14  Modification of Section 6.3, Span of Eligibility

Section 6.3 and its subparts are replaced with the following language

“6.3  The following outlines HMO’s responsibilities for payment of hospital and freestanding psychiatric facility (facility) admissions:

6.3.1  The payor responsible for the hospital/facility charges at the start of an inpatient stay remains responsible for hospital/facility charges until the time of discharge, or until such time that there is a loss of Medicaid eligibility.

6.3.2  HMO is responsible for professional charges during every month for which the payor receives a full capitation payment.

6.3.3  HMO is not responsible for any services after effective date of loss of Medicaid eligibility

6.3.4  Plan Change. A Member cannot change from one STAR health plan to another STAR health plan during an inpatient hospital stay.

6.3.5  Hospital/Facility Transfer. Discharge from one acute care hospital/facility and readmission to another acute care hospital/facility within 24 hours for continued treatment is not a discharge under this contract.

6.3.6  HMO insolvency or receivership. HMO is responsible for payment of all services provided to a person who was a Member on the date of insolvency or receivership to the same extent they would otherwise be responsible under this Article 6.3.

6.3.7  For purposes of this Section 6.3, a Member “loses Medicaid eligibility” when:

6.3.7.1  Medicaid eligibility is terminated and never regained under one Medicaid Type Program with no subsequent transfer of eligibility to another Medicaid Type Program; or

6.3.7.2  Medicaid eligibility is terminated and there is a lapse of at least one month in regular Medicaid coverage. The term “regular Medicaid coverage” refers to either traditional fee-for-service Medicaid or Medicaid managed care coverage; or

6.3.7.3  A client re-applies for Medicaid eligibility and is certified for prior Medicaid coverage, as defined by TDHS, for any month(s) prior to the month of application. The term “prior Medicaid coverage” refers to Applicants who are eligible for Medicaid coverage during the three-month period before the month they apply for TANF or Medical Programs. Prior Medicaid coverage may be continuous or there may be interrupted periods of eligibility involving all or some of the certified Members.

Administrative process limitations within the State’s application and recertification process do not constitute a “loss of Medicaid”.

SECTION 2.15  Modification of Section 6.4, Continuity of Care and Out-of-Network Providers

Section 6.4.3 is replaced with the following language:

“6.4.3  HMO must pay a Member’s existing out-of-network providers for covered services until the Member’s records, clinical information and care can be transferred to a network provider. Payment must be made within the time period required for network providers. This Article does not extend the obligation of HMO to reimburse the Member’s existing out-of-network providers for on-going care for more than 90 days after Member enrolls in HMO or for more than nine months in the case of a Member who at the time of enrollment in HMO has been diagnosed with and receiving treatment for a terminal illness. The obligation of HMO to reimburse the Member’s existing out-of-network provider for services provided to a pregnant Member with 12 weeks or less remaining before the expected delivery date extends through delivery of the child, immediate postpartum care, and the follow-up checkup within the first six weeks of delivery.

6.4.3.1  HMO will pay reasonable and customary rates for all out-of-network provider claims with dates of service between September 1, 2002 and November 30, 2002. HMO must forward any complaints submitted by out-of-network providers during this time to HHSC. HHSC will review all complaints and determine whether payments were reasonable and customary. HHSC will direct the HMO to pay a reasonable and customary amount, as determined by HHSC, if it concludes that the payments were not reasonable and customary for the provider. Failure to comply with this provision constitutes a default under Article XVI, Default and Remedies.

6.4.3.2  For all out-of-network provider claims with dates of service on or after December 1, 2002, HMO must pay providers a reasonable and customary amount consistent with a methodology approved by HHSC. HMO must submit its methodology, along with any supporting documentation, to HHSC by September 30, 2002. HHSC will review and respond to the information by November 15, 2002. HMO must forward any complaints by out-of-network providers submitted after December 1, 2002 to HHSC, which will review all complaints. If HHSC determines that payment is not consistent with the HMO’s approved methodology, the HMO must pay the provider a rate, using the approved reasonable and customary methodology, as determined by HHSC. Failure to comply with this provision constitutes a default under Article XVI, Default and Remedies.”

SECTION 2.16  Modification of Section 6.5, Emergency Services

Section 6.5.1 is replaced with the following language:

“6.5.1  HMO must pay for the professional, facility, and ancillary services that are medically necessary to perform the medical screening examination and stabilization of HMO Member presenting as an emergency medical condition or an emergency behavioral health condition to the hospital emergency department, 24 hours a day, 7 days a week, rendered by either HMO’s in-network or out-of-network providers.

6.5.1.1  For all out-of-network providers, HMO will pay a reasonable and customary amount for emergency services.

HMO will pay a reasonable and customary amount for services for all out-of-network emergency services provider claims with dates of service between September 1, 2002 and November 30, 2002. HMO must forward any complaints submitted by out-of-network emergency services providers during this time to HHSC. HHSC will review all complaints and determine whether payments were reasonable and customary. HHSC will direct the HMO to pay a reasonable and customary amount, as determined by HHSC, if it concludes that the payments were not reasonable and customary for the provider.

6.5.1.2  For all out-of-network emergency services provider claims with dates of service on or after December 1, 2002, HMO must pay providers a reasonable and customary amount consistent with a methodology approved by HHSC. HMO must submit its methodology, along with any supporting documentation, to HHSC by September 30, 2002. HHSC will review and respond to the information by November 15, 2002. HMO must forward any complaints by out-of-network emergency services providers submitted after December 1, 2002 to HHSC, which will review all complaints. If HHSC determines that payment is not consistent with the HMO’s approved methodology, the HMO must pay the emergency services provider a rate, using the approved reasonable and customary methodology, as determined by HHSC. Failure to comply with this provision constitutes a default under Article XVI, Default and Remedies.

SECTION 2.17  Modification of Section 6.6, Behavioral Health Care Services—Specific Requirements

Section 6.6.5 is replaced with the following language:

“6.6.5  When assessing Members for behavioral health care services, HMO and network behavioral health providers must use the DSM-IV multi-axial classification. HHSC may require use of other assessment instrument/outcome measures in addition to the DSM-IV. Providers must document DSM-IV and assessment/outcome information in the Member’s medical record.”

SECTION 2.18  Modification to Section 6.16, Blind and Disabled Members

Section 6.16.1 is replaced with the following language:

“6.16.1  Blind and disabled Members’ SSI status is effective the date of State’s eligibility system, SAVERR, identifies the Member as Type Program 13 (TP13). On this effective date, the Member becomes a voluntary STAR enrollee.

The State is responsible for updating the State’s eligibility system within 45 days of official notice of the Members’ federal SSI eligibility by the Social Security Administration (SSA).

SECTION 2.19  Modification of Section 8.4, Member ID Cards

Section 8.4.1 is replaced with the following language:

“8.4.1  A Medicaid Identification Form (Form 3087) is issued monthly by the TDHS. The form includes the “STAR” Program logo and the name and toll free number of the Member’s health plan. A Member may have a temporary Medicaid Identification (Form 1027-A), which will include a STAR indicator.”

SECTION 2.20  Modification of Section 10.1, Model MIS Requirements

Section 10.1.3.6 is replaced with the following language:

“10.1.3.6  HMO is required to provide representation to attend and participate in the HHSC Systems Workgroup as a part of the Systems Scan Call.”

SECTION 2.21  Modification of Section 10.4, Provider Subsystem

Subparts 7 and 8 of Section 10.4 are replaced with the following language:

“7.  Support national provider number format (UPIN, NPIN, CLIA, TPI, etc., as required by HHSC).

8.  Provide Provider Network and Affiliation files 90 days prior to implementation and updates monthly. Format will be provided by HHSC to contracted entities.”

SECTION 2.22  Modification of Section 10.9, Data Interface Subsystem

Section 10.9.3 is replaced with the following language:

“10.9.3  Provider Network and Affiliation Files. The HMO will supply network provider data to the Enrollment Broker and Claims Administrator. This data will consist of a Provider Network File and a Provider Affiliation File. The HMO will submit the Provider Network File to the Enrollment Broker and the Provider Affiliation File to the Claims Administrator. Both files shall accomplish the following objectives:

1.  Provide identifying information for all managed care providers (e.g. name, address, etc.).

2.  Maintain history on provider enrollment/disenrollment.

3.  Identify PCP capacity.

4.  Identify any restrictions (e.g., age, sex, etc.).

5.  Identify number and types of specialty providers available to Members.

6.  Provide other information identified by HHSC.”

SECTION  2.23  Modification of Section 10.11, Year 2000 (Y2K) Compliance

Section 10.11 is deleted in its entirety.

SECTION 2.24  Addition of Section 10.12, Health Insurance Portability And Accountability Act (HIPPA) Compliance.

Section 10.12 is added as follows:

“10.12  Health Insurance Portability and Accountability Act (HIPAA) Compliance. HMO’s system must comply with applicable certificate of coverage and data specification and reporting requirements promulgated pursuant to the Health Insurance Portability and Accountability Act (HIPPA) of 1996, P.L. 104-191 (August 21, 1996), as amended or modified.

SECTION 2.25  Modification of Section 12.1., Financial Reports

Sections 12.1.4, 12.1.11, and 12.13 are replaced with the following language, and Section 12.14 is added. Sections 12.1.2, 12.1.3, 12.1.7 and 12.1.10 are deleted in their entirety.

12.1.2  [Deleted]

12.1.3  [Deleted]

12.1.4  Final MCFS Reports.  HMO must file two final MCFS Reports for each of the following:

•	The initial two-year contract period (SFY 2000-2001),

•	The first one-year contract extension period (SFY 2002), and

•	This second one-year contract extension period (SFY 2003).

The first final report must reflect expenses incurred during each contract period and paid through the 90th day after the end of the contract period. The first final report must be filed on or before the 120th day after the end of each contract period. The second final report must reflect expenses incurred during each contract period and paid through the 334th day after the end of the contract period. The second final report must be filed on or before the 365th day after the end of each contract period.

. . . .

12.1.7  [Deleted]

. . . .

12.1.10  [Deleted]

12.1.11  IBNR Plan.  HMO must furnish a written IBNR Plan to manage incurred-but-not-reported (IBNR) expenses, and a description of the method of insuring against insolvency, including information on all existing or proposed insurance policies. The Plan must include the methodology for estimating IBNR. The plan and description must be submitted to HHSC no later than 60 days after the effective date of this contract. Changes to the IBNR plan and description must be submitted to HHSC no later than 30 days before changes to the plan are implemented by HMO.

. . . .

12.1.13  Each report required under this Article must be mailed to: Medicaid HMO Contract Deliverables Manager, HEDS Division, Texas Health and Human Services Commission, P.O. Box 13247, Austin, Texas 78711-3247 (Exception: The MCFS Report may be submitted to HHSC via E-mail to deliver@hhsc.state.tx.us).

12.1.14  Bonus and/or Incentive Payment Plan.  The HMO must furnish a written Bonus and/or Incentive Payments Plan to HHSC to determine whether such payments are allowable administrative expenses in accordance with Appendix L, “Cost Principles for Administrative Expenses, 11. Compensation for Personnel Services, i. Bonuses and Incentive Payments.” The written plan must include a description of the plan’s criteria for establishing bonus and/or incentive payments, the methodology to calculate bonus and/or incentive payments, and the timing as to when these bonus and/or incentive payments are to be paid. The plan and description must be submitted to HHSC for approval no later than 30 days after the execution of the contract and any contract renewal. If the HMO revises the Bonus and/or Incentive Payment Plan, the HMO must submit the revised plan to HHSC for approval prior to implementing the plan.”

SECTION 2.26  Modification of Section12.4, Summary Report of Provider Complaints

Section 12.4 is replaced with the following language:

“12.4  HMO must submit a Summary Report of Provider Complaints. HMO must also report complaints submitted to its subcontracted risk groups (e.g., IPAs). The complaint report format must be submitted not later than 45 days following the end of the state fiscal quarter in a format specified by HHSC.”

SECTION 2.27  Modification of Section 12.6, Member Complaints

Section 12.6 is replaced with the following language:

“12.6  HMO must submit a quarterly summary report of Member complaints. HMO must also report complaints submitted to its subcontracted risk groups (e.g., IPAs). The complaint report must be submitted not later than 45 days following the end of the state fiscal quarter in a format specified by HHSC.”

SECTION 2.28  Modification of Section 12.13, Expedited Prenatal Outreach Report

Section 12.13 is deleted in its entirety.

SECTION 2.29  Addition of Section 12.14, Member Hotline Performance Report

Section 12.14 is added as follows:

“12.14  MEMBER HOTLINE PERFORMANCE REPORT

HMO must submit, on a monthly basis, a Member Hotline Performance Report that contains all required elements set out in Article 3.7 of this Agreement in a formant approved by HHSC. The report is due on the 30th of the month following the end of each month.”

SECTION 2.30  Addition of Section 12.15, Submission of STAR Deliverables/Reports

Section 12.15 is added as follows:

“12.15  Submission of STAR Deliverables/Reports

12.15.1  Electronic Mail.  STAR deliverables and reports should be submitted to HHSC via electronic mail unless HHSC expressly provides that they must be submitted in a different manner. Reports and deliverables that may not be submitted electronically include, but are not limited to: Encounter Data, Supplemental Delivery Payment data, UDT data, and certain Member Materials.

12.15.1.1  The e-mail address for deliverables submission is deliver@hhsc.state.tx.us. 12.15.1.2 Electronic Mail Restrictions:

File Size:  E-mail file size is limited to 2.5 MB. Files larger than that will need to be compressed (zip file) or split into multiple files for submission.

Confidentiality: Routine STAR deliverables/reports should not contain any member specific data that would be considered confidential.

12.15.2  FQHC and RHC Deliverables.  HMO may submit FQHC and RHC deliverables by uploading the required information to the Claims Administrator’s Bulleting Board System (BBS). The uploaded data must contain a unique 8-digit control number. HMO should format the 8-digit control number as follows:

•	2 digit plan code identification number;

•	Julian date; and then

•	HMO’s 3-digit report number (i.e., HMO’s first report will be 001).

After uploading the data to the BBS, the HMO must notify HHSC via e-mail that it has uploaded the data, and include the name of the file and recipient directory. HMO must also mail signed original report summaries, including the corresponding 8-digit control number, to HHSC within three (3) business days after uploading the data to the BBS.

12.15.3  Special Submission Needs.  In special cases where other submission methods are necessary, HMO must contact the assigned Health Plan Manager for authorization and instructions.

12.15.4  Deliverables due via Mail.  HMO should mail reports and deliverables that must be submitted by mail to the following address:

General Mail:
Texas Health & Human Services Commission
HEDS Contract Deliverables
P.O. Box 13247
Austin, Texas 78711-3247

Overnight Mail:
Texas Health & Human Services Commission
HEDS Contract Deliverables
12555 Riata Vista Circle
Austin, TX 78727

12.15.5  Texas Department of Insurance (TDI).  The submission of deliverables/reports to HHSC does not relieve the Plan of any reporting requirements/responsibility with TDI. The Plan should continue to report to TDI as they have in the past.”

SECTION 2.31  Modifications to Section 13.1, Capitation Amounts

Section 13.1.7.1 is added:

“13.1.7.1  HMO rates for FY 2002 and FY 2003 include pass through funds for providers, as appropriated by the 77th Texas Legislature.

HMO must file reports on pass through methodology expenditures as requested by HHSC.”

SECTION 2.32  Modification of Section 13.2, Experience Rebate to the State

Sections 13.2.1, 13.2.2.1, 13.2.3, and 13.2.5 are replaced with the following language:

“13.2.1  For the Contract Period, HMO must pay to HHSC an experience rebate calculated in accordance with the tiered rebate method listed below based on the excess of allowable HMO STAR revenues over allowable HMO STAR expenses as set forth in Appendix I, as reviewed and confirmed by HHSC. HHSC reserves the right to have an independent audit performed to verify the information provided by HMO.

Graduated Rebate Method

Net Income Before Taxes as a Percentage of Revenues	HMO Share	State Share
0% - 3%	100%	0%
Over 3% - 7%	75%	25%
Over 7% - 10%	50%	50%
Over 10% - 15%	25%	75%
Over 15%	0%	100%

13.2.2.1  The experience rebate for the HMO shall be calculated by applying the experience rebate formula in Article 13.2.1 to the sum of the net income before taxes for all STAR Medicaid service areas contracted between the State and HMO.

13.2.3  Experience rebate will be based on a pre-tax basis. Expenses for value-added services are excluded from the determination of Net Income Before Taxes reported in the Final MCFS Report; however, HMO may subtract from Net Income Before Taxes, expenses incurred for value added services for the experience rebate calculations.

13.2.5  There will be two settlements for payment(s) of the experience rebate for SFY 2000-2001, two settlements for payment(s) for the experience rebate for SFY 2002, and two settlements for payment(s) for the experience rebate for SFY 2003. The first settlement for the specified contract period shall equal 100 percent of the experience rebate as derived from Net Income Before Taxes less the value-added services expenses in the first final MCFS Report and shall be paid on the same day the first final MCFS Repot is submitted to HHSC for the specified time period. The second settlement shall be an adjustment to the first settlement and shall be paid to HHSC on the same day that the second final MCFS Report is submitted to HHSC for that specified time period if the adjustment is a payment from HMO to HHSC. If the adjustment is a payment from HHSC to HMO, HHSC shall pay such adjustment to HMO within thirty (30) days of receipt of the second final MCFS Report. HHSC or its agent may audit the MCFS report. If HHSC determines that corrections to the MCFS reports are required, based on a audit of other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within three years from the date that HMO submits the second final MCFS report. HMO must pay the first and second settlements on the due dates for the first and second final MCFS reports respectively as identified in Article 12.1.4. HHSC may adjust the experience rebate if HHSC determines HMO has paid affiliates amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays a non-affiliate(s) or the amount another HMO pays for the same or similar service in the service area. HHSC has final authority in auditing and determining the amount of the experience rebate.”

SECTION 2.33  Section 13.3, Performance Objectives

Section 13.3.9 is replaced with the following language:

“13.3.9  The performance objective allocation for HMO shall be assigned to each performance objective, described in Appendix K, in accordance with the following percentages:

EPSDT SCREENS	Percent of Performance Objective Incentive Fund
1. <12 months	12%
2. 12 to 24 months	12%
3. 25 months - 20 years	20%

IMMUNIZATIONS	Percent of Performance Objective Incentive Fund
4. <12 months	17%
5. 12 to 24 months	12%

PREGNANCY VISITS	Percent of Performance Objective Incentive Fund
6. Initial prenatal exam	15%
7. Postpartum visit	12%

SECTION 2.34  Modification of Section 13.5, Newborn and Pregnant Women Payment Provisions

Sections 13.5.1.1, 13.5.3 and 13.5.6 are replaced with the following language:

“13.5.1.1  The mother of the newborn Member may request that the newborn’s health plan coverage be changed to another HMO during the first

90 days following the date of birth, but may only do so through the Medicaid managed care Enrollment Broker.

13.5.3  All non-TP45 newborns whose mothers are HMO Members at the time of the birth will be retroactively enrolled into the HMO by TDHS Data Control except as outlined in Article 13.5.4.

13.5.6  HMO is responsible for payment for all covered services provided to TP40 members by in-network or out-of-network providers from the date of enrollment in HMO, but prior to HMO receiving TP40 Member on monthly capitation file. HMO must waive requirement for prior authorization (or grant retroactive prior authorization) for medically necessary services provided from the date of enrollment in HMO, but prior to HMO receiving TP40 member on monthly capitation file.”

SECTION 2.35  Modification of Section 14.3, Newborn Enrollment

Section 14.3.1.1 is replaced with the following language:

“14.3.1.1  A mother of a newborn Member may request a plan change for her newborn during the first 90 days by contacting the Enrollment Broker. If a change is approved, the Enrollment Broker will notify both plans involved in the process. If no alternative to the plan change can be reached, the Enrollment Broker will notify the HMO of the newborn plan change request received from the mother.”

SECTION 2.36  Modification of Section 15.12, Notices

Section 15.12 is replaced with the following language:

“Notice may be given by registered mail, facsimile, and/or hand delivery. All notices to HHSC shall be addressed to: Medicaid HMO Contract Deliverables Manager, HEDS Division, Texas Health and Human Services Commission, P.O. Box 13247, Austin, Texas 78711-3247, with a copy to the Contract Administrator. Notices to HMO shall be addressed to President/CEO, 2730 N. Stemmons Freeway, Suite 608, Dallas, Texas 75207.”

SECTION 2.37  Modification of Section 18.1.6, Termination by HMO

Section 18.1.6 is replaced with the following language:

“18.1.6  HMO may terminate this contract if HHSC fails to pay HMO as required under Article 13 of this contract or otherwise materially defaults in its duties and responsibilities under this contract, or by giving notice no later than 30 days after receiving the capitation rates for the Contract Period. Retaining premium, recoupment, sanctions, or penalties that are allowed under this contract or that result from HMO’s failure to perform or HMO’s default under the terms of this contract is not cause for termination.”

SECTION 2.38  Modification of Section 18.10, Review of Remedy or Remedies to be Imposed

Section 18.10 is replaced with the following language:

“18.10.2  HMO and HHSC must attempt to informally resolve a dispute. If HMO and HHSC are unable to informally resolve a dispute, HMO must notify the HEDS Manager and Director of Medicaid/CHIP Operations that HMO and HHSC cannot agree. The Director of Medicaid/CHIP Operations will refer the dispute to the State Medicaid Director who will appoint a committee to review the dispute under HHSC’s dispute resolution procedures. The decision of the dispute resolution committee will be HHSC’s final administrative decision.”

SECTION 2.39  Modification of Section 19.1, Contract Term

Section 19.1 is replaced with the following language:

“19.1  The effective date of this contract is August 31, 1999. This contract will terminate on August 31, 2003 unless extended or terminated earlier as provided for elsewhere in this contract.”

SECTION 2.40  Modifications to Contract Appendices.

The following appendices are replaced with the versions attached to this Amendment:

•	Appendix B, HUB

•	Appendix C, Value-added Services (for certain HMOs)

•	Appendix F, Texas Trauma Facilities

•	Appendix G, Texas Hemophilia Centers

•	Appendix I, Financial Statistical Report

•	Appendix K, Preventive Health Performance Objectives

ARTICLE 3.  REPRESENTATIONS AND AGREEMENT OF THE PARTIES

The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.

IN WITNESS HEREOF, HHSC and the HMO have each caused this Amendment to be signed and delivered by its duly authorized representative.

HEALTH & HUMAN SERVICES COMMISSION

By:		By:

	Name:		Don Gilbert

	Title:		Commissioner

Date:		Date: